UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2020

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1306 Hertel Avenue, Suite 3

Buffalo, NY 14216

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 718-902-7450

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into A Material Agreement.

On April 20, 2020, Omnia Wellness Inc. (formerly Glolex Inc.; the “Company”) entered into a Share Exchange and Reorganization Agreement (the “Exchange Agreement”), dated as of April 17, 2020, with Bed Therapies Inc., a Texas corporation (“BTI”), and the beneficial stockholders of BTI, to acquire 100% of the issued and outstanding shares of capital stock of BTI.

Pursuant to the terms of the Exchange Agreement, among other things, all outstanding shares of common stock of BTI, no par value, will be exchanged for shares of the Company’s common stock, par value $0.001 per share, based on an exchange ratio of one share of the Company’s common stock for every one share of BTI common stock (the “Acquisition”). Upon the closing of the Acquisition, BTI will become a wholly-owned subsidiary of the Company. Additionally, the Company agrees to assume each of BTI’s outstanding options, warrants and other convertible securities.

The Exchange Agreement provides that, immediately following the closing, the board of directors of the Company will be designated by BTI.

At the closing, Amer Samad, the Company’s sole officer and director, will be required to deliver for cancellation 52,656,888 shares of Company common stock owned beneficially and of record by him.

The completion of the Acquisition is subject to various customary conditions, including, among other things, the preparation of audited financial statements of the Company and BTI under applicable law.

The Exchange Agreement contains customary representations and warranties.

The Exchange Agreement has been provided pursuant to applicable rules and regulations of the SEC in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, BTI, their respective subsidiaries and affiliates or any other party. In particular, the representations, warranties and covenants contained in the Exchange Agreement have been made only for the purpose of the Exchange Agreement and, as such, are intended solely for the benefit of the parties to the Exchange Agreement. In many cases, the representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Exchange Agreement. Furthermore, many of the representations and warranties in the Exchange Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, BTI, their respective subsidiaries and affiliates or any other party. Likewise, any reference to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement and these changes may not be fully reflected in the Company’s public disclosures.

As a result of the foregoing, investors are encouraged not to rely on the representations, warranties and covenants contained in the Exchange Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the company or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Exchange Agreement and do not have any direct rights or remedies pursuant to the Exchange Agreement.

The foregoing description of the Exchange Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1, the terms of which are incorporated herein by reference.

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Item 8.01. Other Events.

On April 21, 2020, the Company issued a press release announcing that it entered into the Exchange Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
2.1	Share Exchange And Reorganization Agreement by and among Omnia Wellness Inc., Bed Therapies Inc. and the beneficial stockholders of Bed Therapies Inc., dated as of April 17, 2020
99.1	Press Release, dated April 21, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2020

OMNIA WELLNESS INC.

By:	/s/ Amer Samad
Name:	Amer Samad
Title:	Chief Executive Officer

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